EXHIBIT 10.2

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of the 19th day of June, 2007 by and among ATS Medical Inc., a Minnesota corporation (the “Company”), and the other Persons set forth on the signature pages hereto (each an “Investor” and collectively the “Investors”).

Recitals

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”);

B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions set forth in this Agreement, an aggregate of 9,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase an aggregate of 1,960,000 shares of Common Stock at an exercise price of $1.65 per share (or the equivalent cash value thereof, all subject to adjustment pursuant to Section 4 of the Warrants) in the form of Exhibit A hereto, for a purchase price of $1.65 per Share and $0.125 per Warrant, representing an aggregate purchase price of $16,415,000. The aggregate fair market value of the Warrants, if issued apart from the Shares, is $245,000;

C. Contemporaneous with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act; and

D. This Agreement shall be binding upon the Company and the Investors only upon delivery of the signatures pages hereto by the Company and the Investors.

Agreement

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and supplier lists and related information).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; and (iv) registrations, applications and renewals for any of the foregoing.

“Management Rights Letter” means a Management Rights Letter in the form of Exhibit C.

“Material Adverse Effect” means an event, change or occurrence that, individually or together with any other event, change or occurrence, has a material adverse impact on the Company’s financial position, business or results of operations, excluding any event, change or occurrence resulting from the announcement or consummation of the transactions contemplated by the Transaction Documents.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Permitted Liens” means (i) mechanics’, carriers’, or workmen’s, repairmen’s or similar liens arising or incurred in the ordinary course of business, (ii) liens for taxes, assessments and other governmental charges that are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and (iii) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the use or value of the property to which they relate.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Shares, the Warrants and, if applicable, the Warrant Shares.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company in order to enable the Company to issue Common Stock (rather than cash) in connection with the exercise of the Warrants.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Warrants and the Management Rights Letter.

“Warrant Shares” mean the shares of Common Stock issuable upon exercise of the Warrants (including shares of Common Stock issuable upon adjustment pursuant to Section 4 of the Warrants) upon the receipt of Shareholder Approval.

2. Purchase and Sale of the Shares and the Warrants. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each of the Investors shall, severally and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and the Warrants in the respective amounts set forth below the Investors’ names on the signature pages hereto.

3. Closing. The purchase and sale of the Shares and the Warrants pursuant to Section 2 shall take place at the offices of Cooley Godward Kronish LLP, 3175 Hanover Street, Palo Alto, California 94304 on June 22, 2007 (or such earlier time as the Acquisition (as defined in Section 6.1(i) below) shall close, subject in either case to the satisfaction of the closing conditions set forth herein), or at such other location and on such other date as the Company and the Investors shall mutually agree (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to each Investor a certificate or certificates representing the number of Shares and a Warrant for the number of shares of Common Stock each as set forth below such Investor’s name on the signature pages hereto against payment of the purchase price therefore by wire transfer of immediately available funds to a bank account designated by the Company.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as disclosed in the SEC Filings or as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4. 1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect. To the Company’s knowledge, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail, such power and authority or qualification. The Company has no Subsidiaries other than ATS Medical France, SARL, a French corporation, ATS Medical GmbH, a German corporation, ATS Medical Export GmbH, an Austrian corporation, 3F Therapeutics, Inc., a California corporation, and ATS Acquisition Corp., a Minnesota corporation (collectively, the “Current Subsidiaries”). For purposes of this Section 4, all references to the “Company” shall be deemed to refer to the Company and the Current Subsidiaries unless the context clearly requires otherwise.

4.2 Authorization. The Company has full corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder and (iii) the authorization, issuance, sale and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally.

4.3 Capitalization. Schedule 4.3 sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock available for issuance pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 4.3 or as a result of the purchase and sale of the Securities, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements under which the Company is obligated to issue equity securities. Except as set forth on Schedule 4.3 or as contemplated under this Agreement, there are no contracts, commitments, understandings or arrangements by which the Company is bound to issue additional shares of capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth on Schedule 4.3 or provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person other than registration statements that have already been filed and declared effective. The issue and sale of the Securities will not result in any adjustment of, or the right of any holder of Company securities to adjust, the exercise, conversion or exchange price under such securities. The Company owns beneficially and of record all of the outstanding equity interests in the Current Subsidiaries, and there are no contracts, commitments, understandings or arrangements by which any of the Current Subsidiaries is bound to issue additional shares of capital stock of such entity or options, securities or rights convertible into shares of capital stock of such entity.

4.4 Valid Issuance. The Shares and the Warrants have been duly and validly authorized and, when issued and paid for in accordance with the applicable Transaction Document, will be validly issued, fully paid and nonassessable, and will be free of encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrant Shares have been reserved for issuance and, upon issuance pursuant to the Warrants, will be duly and validly authorized and fully paid and nonassessable.

4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities and the Warrant Shares requires no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than the Shareholder Approval, filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Other than the Shareholder Approval, no vote of the Company’s shareholders is required pursuant to the Marketplace Rules of the National Association of Securities Dealers or otherwise in connection with the issuance of the Shares or the shares of Common Stock issuable upon the exercise of the Warrants.

4.6 Delivery of SEC Filings. The Company has made available to the Investors through the EDGAR system, true and complete copies of (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on March 16, 2007, including all exhibits thereto and documents incorporated by reference therein, (b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 10, 2007, including all exhibits thereto and documents incorporated by reference therein and (c) the Company’s Current Reports on Form 8-K filed with the SEC on January 26, 2007, January 29, 2007, February 1, 2007, February 2, 2007, February 20, 2007, February 23, 2007, March 5, 2007, March 12, 2007, March 16, 2007, May 9, 2007 and June 1, 2007, including all exhibits thereto and documents incorporated by reference therein (collectively, the “SEC Filings”). The SEC Filings are the only periodic filings required of the Company pursuant to the Exchange Act through the date hereof.

4.7 Use of Proceeds. The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company in connection with the acquisition of certain assets of CryoCath Technologies, Inc.

4.8 No Material Adverse Change. Since March 31, 2007, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, except for changes in the ordinary course of business which would not have, individually or in the aggregate, a Material Adverse Effect;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company (other than in connection with a termination of employment);

(iii) any material damage, destruction or loss to any assets or properties of the Company;

(iv) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v) any change or amendment to the Company’s Articles of Incorporation or Bylaws, or change to any material contract or arrangement by which the Company is bound or to which its assets or properties is subject;

(vi) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(vii) any transaction entered into by the Company other than in the ordinary course of business;

(viii) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company; or

(ix) any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

4.9 SEC Filings. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10 No Conflict, Breach, Violation or Default. Neither the execution, delivery and performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated hereby (including without limitation the issuance and sale of the Securities) will conflict with or result in violation of any of the terms and provisions of the Company’s Articles of Incorporation or Bylaws, both as in effect on the date hereof or will give rise to the right to terminate or accelerate the due date of any payment under or conflict with or result in a breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under or result in the execution or imposition of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject or any license, permit, statute, rule, regulation, judgment, decree or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, other than a conflict, breach or default that would not have a Material Adverse Effect.

4.11 Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, except as would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any of its assets or property, other than Permitted Liens. There are no tax audits or investigations pending, which if adversely determined would result in a Material Adverse Effect. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other Person. The Company does not have any deferred compensation arrangements and has not paid or is not required to pay any deferred compensation that would be subject to Section 409A of the Internal Revenue Code.

4.12 Title to Properties. The Company has good and marketable title to all properties and assets owned by it, in each case free from liens, encumbrances and defects, other than Permitted Liens. The Company holds any leased real or personal property under valid and enforceable leases. The Company does not own any real property.

4.13 Certificates, Authorities and Permits. The Company possesses adequate certificates, approvals, authorities or permits (“Permits”) issued by governmental agencies or bodies necessary to own, lease and license its assets and properties and conduct the business now operated by it, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company has performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, would allow, revocation or termination thereof. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect.

4.14 Labor Matters.

(a) The Company is not a party to or bound by any collective bargaining agreement. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment or employees’ health, safety, welfare, wages and hours.

(b) (i) There are no labor disputes existing, or to the Company’s knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s knowledge, the Company enjoys good labor and employee relations with its employees.

(c) The Company is in compliance in all material respects with applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. No claims are pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local law, statute or ordinance barring discrimination in employment.

(d) The Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended.

4.15 Intellectual Property.

(a) To the Company’s knowledge, all Intellectual Property of the Company is valid and enforceable. No Intellectual Property owned or licensed by the Company that is necessary for and material to the conduct of Company’s business as currently conducted or as proposed to be conducted as described in the SEC Filings is involved in any cancellation, dispute or litigation, and, to the Company’s knowledge, no such action is threatened. No issued patent owned by the Company is involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the in-bound licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted and as proposed to be conducted as described in the SEC Filings to which the Company is a party (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $50,000 per license) (collectively, “In-Bound License Agreements”) are, to the Company’s knowledge, valid and binding obligations of the Company and the counterparty thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and, to the Company’s knowledge, neither the Company nor the counterparty thereto is in material breach of any of its obligations under any such In-Bound License Agreements.

(c) The Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted and as proposed to be conducted as described in the SEC Filings and for the ownership, maintenance and operation of the Company’s properties and assets, free and clear of all liens, encumbrances, adverse claims or, with respect to Intellectual Property owned by the Company, obligations to license such Intellectual Property, other than licenses of the Intellectual Property owned by the Company that are entered into in the ordinary course of the Company’s business. To the Company’s knowledge, the Company has a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the business of the Company.

(d) To the Company’s knowledge, the conduct of the Company’s business as currently conducted or as proposed to be conducted as described in the SEC Filings, the use or exploitation of any Intellectual Property owned by the Company, or to its knowledge, the use or exploitation of any Intellectual Property licensed by the Company does not infringe, misappropriate or otherwise materially impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party and, to the Company’s knowledge, the Intellectual Property owned by the Company which is necessary for the conduct of Company’s business as currently conducted or as proposed to be conducted as set forth in the SEC Filings is not being Infringed by any third party. There is no litigation, court order, claim or assertion pending or outstanding or, to the Company’s knowledge, threatened, that seeks to limit or challenge the ownership, use, validity or enforceability of any Intellectual Property owned or licensed by the Company or the Company’s use of any Intellectual Property owned by a third party.

(e) To the Company’s knowledge, the consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the (i) loss, material impairment of or material restriction on any of the Intellectual Property or Confidential Information owned by the Company which is necessary for the conduct of Company’s business as currently conducted or as proposed to be conducted as set forth in the SEC Filings or (ii) material breach of any In-Bound License Agreement.

(f) To the Company’s knowledge, the Company has taken reasonable steps to protect the Company’s rights in its Intellectual Property and Confidential Information. Each employee and consultant who has access to the Company’s Confidential Information necessary for the conduct of Company’s business as currently conducted has executed an agreement to maintain the confidentiality of such Confidential Information. To the Company’s knowledge, and except pursuant to non-disclosure or other confidentiality agreements entered into between the Company and third parties in the ordinary course of business, there has been no disclosure of the Company’s Intellectual Property or Confidential Information to any third party. To the Company’s knowledge, there have been no misappropriations or infringements by any Person of any Intellectual Property used in the conduct or operation of the Company’s business.

4.16 Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”). The Company does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

4.17 Litigation. Except as set forth in Schedule 4.17 or in the SEC Filings, there are no pending or, to the Company’s knowledge, threatened actions, suits, proceedings, inquiries or investigations against or affecting the Company or any of its properties or any of the Company’s officers and directors in their capacities as such.

4.18 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements, none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.19 Insurance Coverage. The Company maintains in full force and effect insurance coverage that is, to the Company’s knowledge, sufficient for the continued conduct of its business. Set forth on Schedule 4.19 is a list of each insurance policy maintained by the Company, and each such policy is in full force and effect.

4.20 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. The Company has not received any written notice with respect to the delisting of the Common Stock from the Nasdaq Global Market.

4.21 Brokers and Finders. Other than RBC Capital Markets Corporation and Cannacord Adams, the fees of which shall be paid by the Company at the Closing, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

4.23 No Integrated Offering. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act or would be integrated under the Nasdaq Marketplace Rules.

4.24 Private Placement. Subject to the accuracy of each Investor’s representations in Section 5 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

4.25 Questionable Payments. Neither the Company nor, to the Company’s knowledge, any of its directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26 Transactions with Affiliates. Except as described in the SEC Filings, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting services rendered (for which there is no current arrearage other than for the current pay period); (ii) reimbursement of expenses incurred on behalf of the Company in the ordinary course of business; and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company disclosed in the SEC Filings.

4.27 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K) or, to the Company’s knowledge, in other factors that has affected or could reasonably be expected to significantly affect the Company’s internal controls. The books, records and accounts of the Company accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

4.28 Independent Accountants. Grant Thornton LLP is the Company’s independent registered public accounting firm as required by the Exchange Act, and the rules and regulations of the SEC thereunder.

4.29 Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.30 FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Medical Device”), such Medical Device is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Medical Device, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Medical Device, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

4.31 Material Contracts. All material documents, contracts or other agreements of the Company required to be filed with the SEC have been filed with the SEC and are included in the exhibits to the SEC Filings. The description of the contracts, documents or other agreements contained in the SEC Filings (as the case may be) reflect in all material respects the terms of each underlying contract, document or other agreement. Each such contract, document or other agreement is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms. Except as set forth in Schedule 4.31, the Company is not in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would result in a Material Adverse Effect.

5. Representations and Warranties of the Investors. Each of the Investors hereby, severally and not jointly, represents and warrants to the Company (provided that such representations and warranties should not lessen or obviate the representations and warranties of the Company set forth in Section 4 hereof) that:

5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement and to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents have been duly authorized, and the Transaction Documents constitute the valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, (i) subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, (ii) as limited by general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of the Registration Rights Agreement may be limited by applicable laws.

5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered. Such Investor is acquiring the Securities in the ordinary course of business.

5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities contemplated hereby.

5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings.

5.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of such Investor, Investor understands that the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement and the Registration Rights Agreement.

5.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) “The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

5.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11 Short Sales Prior To The Date Hereof. Such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any short sales of the securities of the Company during the period commencing from the time that such Investor was first contacted by RBC Capital Markets or any other Person representing the Company with respect to the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by the Transaction Documents.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares and the Warrants at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct on the date hereof and on the Closing Date (except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct as of such date), and the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects on the date hereof and on the Closing Date (except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date). The Company shall have performed all obligations and covenants herein required to be performed by it on or prior to the Closing Date. The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its acting Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the condition specified in this Section 6.1(a).

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the Closing Date, all of which shall be in full force and effect.

(c) The Company shall have executed and delivered the Transaction Documents.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents.

(e) The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by the Transaction Documents, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company.

(f) The Investors shall have received an opinion from Dorsey & Whitney LLP, the Company’s counsel, dated as of the Closing Date, in the form attached hereto as Exhibit D.

(g) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Company shall not have received notice of any delisting on Nasdaq or that it is violation of any Nasdaq rule, regulation or interpretation which could lead to delisting.

(h) The Company’s delivery (i) to its transfer agent of irrevocable instructions to issue and deliver to each Investor (or in such nominee name(s) as designated by such Investor in writing) certificates evidencing such number of Shares as set forth on the signature pages to this Agreement, and (ii) duly executed copies of the Warrants to the Investor.

(i) The Company shall have consummated concurrent with the Closing hereunder the transactions contemplated by that certain Asset Purchase Agreement dated as of the date hereof by and between the Company and CryoCath Technologies Inc. (the “Acquisition”).

(j) The Company shall have consummated concurrent with the Closing hereunder the transactions contemplated by that certain Amendment to Loan and Security Agreement dated as of the date hereof by and between the Company and Silicon Valley Bank, including without limitation the loan contemplated by Section 3 thereunder.

(k) Guy Nohra (or such other individual as may be designated in writing by Alta Partners VIII, L.P.) shall have been elected to the Company’s Board of Directors effective as of the Closing.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Warrants at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects when made and as of the Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date).

(b) The Investors shall have executed and delivered this Agreement and the Registration Rights Agreement.

(c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents.

(d) The Investors shall have delivered the Purchase Price for the Shares and the Warrants to the Company.

6.3 Termination of Obligations to Effect Closing; Effects. The obligation of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(a) Upon the mutual written consent of the Company and the Investors;

(b) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(c) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(d) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to 45 days after June 29, 2007;

provided, however, that, except in the case of clause (a) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7. Covenants and Agreements.

7.1 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.2 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.

7.3 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.4 Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares and the Warrant Shares to be listed on the Nasdaq Global Market. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq Global Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.5 Termination of Covenants. The provisions of Sections 7.1 through 7.4 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.6 Removal of Legends. Upon the earlier of (i) the sale pursuant to the Registration Statement and receipt by the Company or its agents of the Investor’s written confirmation that such Shares or the Warrant Shares were disposed of in compliance with the prospectus delivery requirements of the Securities Act or (ii) Rule 144(k) under the Securities Act becoming available for the resale of the Investor’s Shares or the Warrant Shares, the Company shall within three (3) Business Days of an Investor’s written request, cause certificates evidencing the Investor’s Shares or Warrant Shares to be replaced with certificates which do not bear such restrictive legends.

7.7 Information Rights. The Company shall provide to the Investor the same information required to be delivered to Silicon Valley Bank pursuant to Section 6.2 of that certain Loan and Security Agreement, dated as of July 28, 2004 (as amended through the date hereof), by and between the Company and Silicon Valley Bank.

7.8 Shareholder Approval. At the Company’s next annual meeting of shareholders, the Company shall attempt to obtain Shareholder Approval of the issuance of Common Stock in connection with the exercise of the Warrants, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Shareholder Approval at the 2008 annual meeting of shareholders, the Company shall seek Shareholder Approval at each subsequent annual meeting of shareholders until the earlier of the date Shareholder Approval is obtained or the Warrants are no longer outstanding.

8. Survival and Indemnification.

8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for a period of two years, except as otherwise expressly provided in this Agreement.

8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents and each person who controls an Investor within the meaning of the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents. Each Investor agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers, employees and agents from and against any and all Losses to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of such Investor under the Transaction Documents.

8.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within five (5) Business Days after written notice thereof and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, considering the advice of counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation, but the omission so to deliver notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one additional firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate acquiring some or all of its Shares or Warrant Shares after notice duly given by such Investor to the Company, provided that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

ATS Medical, Inc.
3905 Annapolis Lane North, Suite 105
Minneapolis, MN 55447
Attn: Chief Executive Officer

With a copy to:

Timothy S. Hearn, Esq.
Dorsey & Whitney LLP
50 S. 6th Street, Suite 1500
Minneapolis, MN 55402

If to the Investors, to the addresses set forth on the signature pages hereto.

9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, provided that the Company shall pay the reasonable fees and expenses, not to exceed $100,000 in the aggregate, of Cooley Godward Kronish LLP as counsel to Alta Partners VIII, L.P. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of Nasdaq, any securities exchange or other securities market. On the trading day immediately following the date hereof, the Company shall issue a press release disclosing the transactions contemplated by this Agreement. No later than the fourth trading day following the date hereof, the Company will file a Current Report on Form 8-K describing the Transaction Documents and attaching the press release described in the foregoing sentence. In addition, the Company will make such other filings (including filing the Transaction Documents with the SEC) and notices in the manner and time required by the SEC or Nasdaq.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12 Director Expenses. For so long as a designee of Alta Partners VIII, L.P. is a member of the Company’s Board of Directors, the Company shall reimburse the reasonable out-of-pocket expenses of such director incurred in connection with attendance of meetings of the Company’s Board of Directors and other events at the request of the Company.

(Signature page follows)

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

The Company: ATS MEDICAL, INC.

By: /s/ Michael Dale
Name: Michael Dale
Title: Chairman, CEO and President

The Investors: ALTA PARTNERS VIII, L.P.

By: /s/ Hilary Strain
Name: Hilary Strain
Title: Chief Financial Officer

Purchase Price:
Number of Shares:
Number of shares of Common

Stock underlying Warrant:

Address for Notice:

Attn:
Fax:

Exhibit A

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE UNDERLYING SECURITIES MAY NOT BE TRANSFERRED UNLESS (I) THIS WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) THIS WARRANT AND THE UNDERLYING SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K) OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

WARRANT

THIS CERTIFIES THAT, for value received, ALTA PARTNERS VIII, L.P. (the “Holder”) is entitled to subscribe for and purchase a warrant (i) to purchase, after Shareholder Approval (as defined in Section 2(a) below) is obtained, 1,960,000 fully paid and nonassessable shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of ATS Medical, Inc., a Minnesota corporation (the “Company”), or (ii) to receive, prior to Shareholder Approval (as defined in Section 2(a) below) being obtained, the equivalent cash value thereof, in the manner described in Section 2(a) below, at a price per share equal to $1.65 (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), upon the terms and subject to the conditions hereinafter set forth. This warrant is being issued on this      day of June, 2007 (the “Date of Grant”)

Term. The right represented by this warrant is exercisable, in whole or in part, at any time and from time to time from the earlier of June      , 2008 or the date on which Shareholder Approval is obtained (the “Initial Exercise Date”) until the seven (7) year anniversary of the Date of Grant.

Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this warrant may be exercised by the Holder hereof, in whole or in part and from time to time, at the election of the Holder hereof, after the Initial Exercise Date, in the manner described below:

if the Company has not received the requisite approval of its shareholders to issue shares of Common Stock to the Holder upon exercise of this warrant (“Shareholder Approval”), then the Holder shall be entitled (i) to exercise this warrant, in whole or in part, at any time and from time to time from June      , 2008, by  surrendering this warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company, and (ii) to receive, upon such exercise of this warrant, cash from the Company in an amount equal to the difference between (A) the then-current “fair market value” (as defined under Section 9(c) below) of the Shares, and (B) the Warrant Price, multiplied by the number of Shares to which such exercise relates; or

if the Company has received Shareholder Approval at the time Holder elects to exercise this warrant, then the Holder shall (i) surrender this warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; or (ii) exercise the “net issuance” right provided for in Section 9 hereof. In the event of any exercise of the rights represented by this warrant pursuant to this Section 2(b), certificates for the shares of stock so purchased shall be delivered to the Holder hereof as soon as practicable and in any event within three (3) business days after such exercise and, unless this warrant has been fully exercised or expired, a new warrant representing the portion of the Shares, if any, with respect to which this warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as practicable and in any event within such thirty-day period; provided, however, if requested by the Holder of this warrant, the Company shall use reasonable efforts to cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this warrant to a broker or other person (as directed by the Holder exercising this warrant) within the time period required to settle any trade made by the Holder after exercise of this warrant.

The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this warrant is exercised.

Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this warrant. If at any time during the term of this warrant the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

Adjustment of Warrant Price and Number of Shares. The number of shares of Common Stock purchasable upon the exercise of this warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this warrant), the Company, or such successor or purchasing corporation, as the case may be, shall (i) in the case of a merger described above, (A) if Shareholder Approval has not been obtained, deliver to the Holder cash in an amount equal to the number of Shares multiplied by the difference between (x) the then-current fair market value of the Shares and (y) the then-current Warrant Price, and (B) if Shareholder Approval has been obtained, execute and deliver to the Holder a new warrant (in form and substance reasonably satisfactory to the Holder), so that the Holder shall have the right to receive upon exercise of this warrant, at a total purchase price equal to that payable upon the exercise of the unexercised portion of this warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such merger or sale by a Holder of the number of shares of Common Stock then purchasable under this warrant and (ii) in the case of a reclassification or change in the securities issuable upon exercise of this warrant described above, the Holder shall have the right to receive, upon exercise of this warrant, at a total purchase price equal to that payable upon the exercise of the unexercised portion of this warrant, and (A) in lieu of the shares of Common Stock theretofore issuable upon exercise of this warrant, the number of shares of Common Stock then purchasable under this warrant upon such reclassification or other change in the securities issuable upon exercise of this warrant or (B) in lieu of cash theretofore issuable upon exercise of this warrant, the amount of cash then issuable under this warrant upon such reclassification or other change in the securities issuable upon exercise of this warrant. Any new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.

Subdivision or Combination of Shares. If the Company at any time while this warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

Stock Dividends and Other Distributions. If the Company at any time while this warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the Holder of this warrant shall receive upon exercise of this warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of shares of Common Stock purchasable hereunder shall be adjusted, rounded up to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its acting chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed to the Holder of this warrant.

Fractional Shares. In the event Shareholder Approval has been obtained and shares of Common Stock are to be issued upon the exercise of this warrant, no fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the product resulting from multiplying the then fair market value of the Common Stock on the date of exercise as determined in good faith by the Company’s Board of Directors by such fraction.

Compliance with Act; Disposition of Warrant or Shares of Common Stock.

Compliance with Act. The Holder of this warrant, by acceptance hereof, agrees that this warrant, and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this warrant, or any shares of Common Stock except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws. Upon exercise of this warrant, unless the Shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the Holder hereof shall confirm in writing that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This warrant and all shares of Common Stock issued upon exercise of this warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K) OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

Said legend shall be removed by the Company, upon the request of a Holder, at such time as the restrictions on the transfer of the applicable security have terminated.

Disposition of Warrant or Shares. This warrant and any shares of Common Stock acquired pursuant to the exercise or conversion of this warrant may be transferred only pursuant to a registration statement filed under the Securities Act or an exemption from such registration. Subject to such restrictions, the Company shall transfer this warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act to establish that such transfer is being made in accordance with the terms hereof, and a new warrant shall be issued to the transferee and the surrendered warrant shall be cancelled by the Company. Each certificate representing this warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

Applicability of Restrictions. Neither any restrictions of any legend described in this warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this warrant (or the Common Stock obtainable upon exercise hereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, or (iii) to any affiliate of the Holder if the Holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this warrant as if an original Holder hereof.

Rights as Shareholders; Information. No Holder of this warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

Right to Convert Warrant into Stock: Net Issuance.

Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this warrant, in the event Shareholder Approval has been obtained and shares of Common Stock are to be issued upon the exercise of this warrant, the Holder shall have the right to convert this warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 9 at any time or from time to time during the term of this warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

X = (B – A) Divided by Y

Where: X = the number of shares of Common Stock that shall be issued to Holder

Y = the fair market value of one share of Common Stock

A = the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

B = the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

If shares of Common Stock are issuable pursuant to this Section 9, no fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined).

Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1) specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this warrant which are being surrendered (referred to in Section 9(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty (30) days following the Conversion Date.

Determination of Fair Market Value. For purposes of this Section 9, “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean: (i) if traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”); (ii) if traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date as reported by Bloomberg; and (iii) if there is no public market for the Common Stock, then fair market value shall be determined by the Board of Directors of the Company in good faith.

Automatic Exercise: If this Warrant would terminate or expire but for the application of this Section 9(d), then if the fair market value of one share of Common Stock exceeds the Warrant Price this Warrant shall be deemed automatically converted pursuant to this Section 9 immediately prior to such termination or expiration.

Representations and Warranties. The Company represents and warrants to the Holder of this warrant as follows:

This warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

The execution and delivery of this warrant are not, and the issuance of the Shares upon exercise of this warrant in accordance with the terms hereof will not be, inconsistent with the Company’s articles of incorporation or bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

Modification and Waiver. This warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefore on the signature page of this warrant.

Binding Effect on Successors. This warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this warrant shall survive the exercise, conversion and termination of this warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

Lost Warrants or Stock Certificates. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such warrant or stock certificate, the Company will make and deliver a new warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated warrant or stock certificate.

Descriptive Headings. The descriptive headings of the various sections of this warrant are inserted for convenience only and do not constitute a part of this warrant. The language in this warrant shall be construed as to its fair meaning without regard to which party drafted this warrant.

Governing Law. This warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Minnesota.

Remedies. In case any one or more of the covenants and agreements contained in this warrant shall have been breached, the Holder hereof (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this warrant.

No Impairment of Rights. The Company will not, by amendment of its articles of incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this warrant against impairment.

Severability. The invalidity or unenforceability of any provision of this warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this warrant, which shall remain in full force and effect.

Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Entire Agreement; Modification. This warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

(Signature page follows)

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

ATS MEDICAL, INC.

By:
Name:
Title:

Address: 3905 Annapolis Lane North
Suite 105
Minneapolis, MN 55447

EXHIBIT A-1

NOTICE OF EXERCISE

To: ATS MEDICAL, INC. (the “Company”)

1. The undersigned hereby:

if Shareholder Approval has not been obtained as described in the warrant, elects to receive cash upon the exercise of      shares of common stock of the Company pursuant to the terms of the attached warrant,
if Shareholder Approval has been obtained as described in the warrant, elects to purchase     shares of common stock of the Company pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full, or if Shareholder Approval has been obtained as described in the warrant, elects to exercise its net issuance rights pursuant to Section 9 of the attached warrant with respect to     shares of common stock.

2. If Shareholder Approval has been obtained, please issue a certificate or certificates representing      shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that any aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)

Exhibit B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this      day of June, 2007 by and among ATS Medical, Inc., a Minnesota corporation (the “Company”), and the “Investors” named in that certain Common Stock and Warrant Purchase Agreement, dated as of June 19, 2007 (the “Purchase Agreement”), by and among the Company and the Investors.

The parties hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share.

“Effectiveness Date” means the date on which any Registration Statement is declared effective by the SEC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” means the date on which any Registration Statement is first filed with the SEC.

“Filing Deadline” shall have the meaning set forth in Section 2(a) below.

“Investors” shall mean the Investors identified in the Purchase Agreement and any Affiliate or permitted transferee of any Investor who is a subsequent holder of any Registrable Securities.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean (i) the Shares, (ii) upon receipt of Shareholder Approval, the Warrant Shares and (iii) any other securities issued or issuable with respect to or in exchange for Shares and the Warrant Shares, including shares issued upon any stock split, stock dividend, recapitalization, subdivision or similar event, provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

“Registration Statement” shall mean any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Investors” means the Investors holding a majority of the Registrable Securities.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued pursuant to the Purchase Agreement.

“Shares Filing Deadline” shall have the meaning set forth in Section 2(a) below.

“Shares Registration Statement” shall have the meaning set forth in Section 2(a) below.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company in order to enable the Company to issue Common Stock (rather than cash) in connection with the exercise of the Warrants.

“Shareholder Approval Date” means the date upon which the Company receives Shareholder Approval.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants following the receipt of Shareholder Approval.

“Warrant Shares Filing Deadline” shall have the meaning set forth in Section 2(a) below.

“Warrant Shares Registration Statement” shall have the meaning set forth in Section 2(a) below.

“Warrants” means the Warrants issued pursuant to the Purchase Agreement.

2. Registration.

(a) Registration Statements. As soon as reasonably practicable following (i) the Closing (as defined in the Purchase Agreement), but no later than thirty (30) days after the Closing (the “Shares Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (the “Shares Registration Statement”) covering the resale of the Shares and (ii) the Shareholder Approval Date, but no later than thirty (30) days after the Shareholder Approval Date (the “Warrant Shares Filing Deadline” and, together with the Shares Filing Deadline, each a “Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (the “Warrant Shares Registration Statement” and, together with the Shares Registration Statement, each a “Registration Statement”) covering the resale of the Warrant Shares; provided, however, that if and to the extent that the Shares and the Warrant Shares may be included in a single Registration Statement in accordance with the Securities Act and the rules and regulations promulgated thereunder, the Company shall include the Shares and the Warrant Shares in the Shares Registration Statement and shall file such Registration Statement in accordance with the terms and time periods applicable to such Shares Registration Statement. The Registration Statement(s) also shall cover, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Shares. The Registration Statement(s) (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the applicable Filing Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to one percent (1.0%) of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the applicable Filing Deadline for which no Registration Statement is filed with respect to such Registrable Securities; provided, however, that the aggregate amount of such liquidated damages payable to each Investor, together with the amount of any liquidated damages previously paid pursuant to any provision of this Agreement, shall under no circumstances exceed twelve percent (12%) of the aggregate amount invested by such Investor. Such payments shall be made to each Investor in cash.

(b) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding fees and expenses of counsel to the Investors, discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If the Shares Registration Statement covering the Shares or the Warrant Shares Registration Statement covering the Warrant Shares, as applicable, is not declared effective by the SEC within (i) ninety (90) days after the applicable Filing Date if the SEC shall have informed the Company that no review of such Registration Statement will be made or (ii) one hundred twenty (120) days after such Filing Date if the SEC shall have informed the Company that a review of such Registration Statement will be made, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to one percent (1.0%) of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective; provided, however, that the aggregate amount of such liquidated damages payable to each Investor, together with the amount of any liquidated damages previously paid pursuant to any provision of this Agreement, shall under no circumstances exceed twelve percent (12%) of the aggregate amount invested by such Investor. Such payments shall be made to each Investor in cash.

(ii) The Company shall not file a registration statement on Form S-1 or Form S-3 until the Effectiveness Date of the Shares Registration Statement.

3. Suspension.

(a) Subject to Section 3(b) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of any Registration Statement for amendments or supplements to such Registration Statement or related prospectus or for additional information so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise fail to comply with the applicable rules and regulations of the federal securities laws; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, provided that, considering the advice of counsel, the Company reasonably believes that it must qualify in such jurisdiction; (iv) of any event or circumstance that, considering the advice of counsel, the Company reasonably believes necessitates the making of any changes in such Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that the Company reasonably believes, considering the advice of counsel, that the Company may, in the absence of a suspension described hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its shareholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto; then the Company shall deliver a certificate in writing to each Holder of Registrable Securities (the “Suspension Notice”) to the effect of the foregoing (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding any material nonpublic information) and, upon receipt of such Suspension Notice, the Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Holder’s receipt of copies of a supplemented or amended prospectus prepared and filed by the Company or until the Holder is advised in writing by the Company that the current prospectus may be used and the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus.

(b) Notwithstanding the foregoing, the Company shall not suspend any Registration Statement or related prospectus for more than thirty (30) consecutive days or for a total of more than sixty (60) days in any twelve (12) month period (each a “Permitted Suspension” and together the “Permitted Suspensions”).

(c) On any day after the Effectiveness Date for the Shares Registration Statement or Warrant Shares Registration Statement, as applicable, sales of such Registrable Securities as may be required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Registrable Securities or because of a Suspension) then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to one percent (1.0%) of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such sales of Registrable Securities under the Registration Statement cannot be made; provided, however, that the aggregate amount of such liquidated damages payable to each Investor, together with the amount of any liquidated damages previously paid pursuant to any provision of this Agreement, shall under no circumstances exceed twelve percent (12%) of the aggregate amount invested by such Investor. Such payments shall be made to each Investor in cash. Notwithstanding the foregoing, the Company shall not be required to pay liquidated damages during any Permitted Suspension.

(d) The Company will use commercially reasonable efforts to terminate an Suspension as promptly as practicable after delivery of a Suspension Notice to the Holders.

4. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) cause each such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities have been sold pursuant to the applicable Registration Statement, as such Registration Statement may be amended from time to time, (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144 in a three-month period and (iii) the two (2) year anniversary of the Effectiveness Date of such Registration Statement (the “Effectiveness Period”) and advise the Investors in writing when the applicable Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement and such supplements to the Prospectus as may be necessary to keep such Registration Statement effective for the period specified in Section 4(a) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide copies to and permit counsel designated by the Investors to review each Registration Statement and any amendments or supplements thereto and any comments made by the staff of the SEC and the Company’s responses thereto a reasonable period of time prior to its filing with the SEC or its receipt from the SEC as applicable and shall duly consider comments made by such counsel thereon;

(d) furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus, free writing prospectus and Prospectus and each amendment or supplement thereto (as applicable), and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) an electronic copy of a Prospectus, including a preliminary prospectus and any free writing prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in connection with the disposition of such Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practicable time and to notify each Investor of the issuance of such an order and the resolution thereof;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h) immediately notify the Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder an electronic copy of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter); and

(j) with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, during the applicable Effectiveness Period; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

5. Obligations of the Investors.

(a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b) Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of a Suspension pursuant to Section 3, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Investor’s receipt of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Investors and their respective directors, officers, employees, shareholders and each Person who controls any Investor (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorneys’ fees) resulting from or which arise out of or are based up any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary prospectus or free writing prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading and will reimburse each Investor and their respective directors, officers, employees, shareholders or controlling Persons for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by an Investor in writing specifically for use in any such Registration Statement or Prospectus or preliminary prospectus or free writing prospectus.

(b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, shareholders and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorneys’ fees) resulting from or which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary prospectus or free writing prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission or alleged statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or free writing prospectus or amendment or supplement thereto, and will reimburse the Company and its directors, officers, employees, shareholders or controlling Persons for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in any such Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within five (5) Business Days after written notice thereof and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, considering the advice of counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one additional firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more Persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such Person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

The Company:	ATS MEDICAL, INC.
By:

Name:

Title:

The Investors:	ALTA PARTNERS VIII, L.P.
By:

Name:

Title:

Exhibit C

ALTA PARTNERS VIII, L.P.

MANAGEMENT RIGHTS

This agreement will confirm that pursuant to, and effective upon, the purchase of shares of stock of ATS Medical, Inc. (the “Company”) by Alta Partners VIII, L.P. (the “Investor”), the Investor will be entitled to the following contractual management rights, in addition to any other rights specifically provided to all investors in the financing:

1) The Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with the Investor regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans;

2) The Investor may examine the books and records of the Company and inspect its facilities, and will receive upon request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided; and

3) If the Investor is not represented on the Company’s Board of Directors, the Company shall invite a representative of the Investor to attend all meetings of its Board of Directors (and all committees thereof) in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, to satisfy the requirements of the Nasdaq Stock Market applicable to the Company or for other similar reasons. Such representative may participate in discussions of matters brought to the Board.

The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying the Investor’s ownership of stock in the Company as a “venture capital investment” for purposes of the Department of Labor “plan asset” regulations, 29 C.F.R. §2510.3-101, and in the event the aforementioned rights are not satisfactory for such purpose, the Company and the Investor shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that satisfy such regulations.

The Investor agrees, and any representative of the Investor will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this agreement.

The rights of the Investor described herein are nonassignable and shall terminate and be of no further force or effect at such time as the Investor ceases to hold any shares of the Company’s stock. The confidentiality provisions hereof will survive any such termination.

Accepted and agreed this      day of June, 2007

ATS Medical, Inc.
By:
Title:

Exhibit D

Form of Opinion

June      , 2007

To: The Investors in Common Stock of ATS Medical, Inc. listed on the attached Schedule A

Ladies and Gentlemen:

We have acted as counsel for ATS Medical, Inc., a Minnesota corporation (the “Company”), in connection with the issuance of (1) 9,800,000 shares (the “Shares”) of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), and (2) warrants (the “Warrants”) to purchase up to 1,960,000 shares of Common Stock at an exercise price of $1.65 per share, or the equivalent cash value thereof (as exercised, the “Warrant Shares” and, collectively with the Shares and the Warrants, the “Securities”) pursuant to that certain (a) Common Stock and Warrant Purchase Agreement, dated as of June 19, 2007, including the exhibits thereto (the “Purchase Agreement”), between the Company and the Investors named therein, (b) Warrant, dated as of June      , 2007, issued by the Company to the Investors named therein (the “Warrant”) and (c) Registration Rights Agreement, dated as of June      , 2007, between the Company and the Investors named therein (the “Registration Rights Agreement” and, together with the Purchase Agreement and the Warrant, the “Transaction Documents”). This opinion is being delivered to you pursuant to Section 6.1(f) of the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Transaction Documents unless otherwise specifically provided herein.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purpose of this opinion.

In rendering our opinion below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements and instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreement or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied, without independent verification, on the representations and warranties contained in the Transaction Documents and on certificates of officers of the Company and public officials.

Our opinions expressed below as to certain factual matters are qualified as being limited “to our knowledge” or by other words to the same or similar effect. Such words, as used herein, mean the information known to the attorneys in this firm who have represented the Company in connection with the matters addressed herein. In rendering such opinions, we have not conducted any independent investigation or consulted with other attorneys in our firm with respect to the matters covered by the Transaction Documents. No inference as to our knowledge with respect to such matters should be drawn from the fact of our representation of the Company.

Based on the foregoing, we are of the opinion that:

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with the corporate power to conduct any lawful business activity. The Company has the corporate power to execute, deliver and perform each of the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

Each of the Transaction Documents has been duly authorized by all requisite corporate action, executed and delivered by the Company. Each of the Transaction Documents constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms.

The Shares and the Warrants have been duly authorized and, upon issuance, delivery and payment therefor as described in the Purchase Agreement will be validly issued, fully paid and nonassessable and free of preemptive rights. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants, and, upon payment of the exercise price of the Warrants and delivery of the Warrant Shares in accordance with the Warrant, the Warrant Shares will be validly issued, fully paid, and nonassessable and free of preemptive rights.

As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of undesignated capital stock.

The execution, delivery and performance of each of the Transaction Documents and the issuance and sale of the Securities in accordance with the Transaction Documents will not: (a) violate or conflict with, or result in a breach of or default under, the Articles of Incorporation or By-laws of the Company, (b) violate or conflict with, or constitute a default under any material agreement or instrument (limited, with your consent, to agreements filed by the Company with the Securities and Exchange Commission under the Exchange Act and applicable rules and regulations) to which the Company is a party, or (c) violate any law of the United States or the States of Minnesota or New York, any rule or regulation of any governmental authority or regulatory body of the United States or the States of Minnesota or New York, or any judgment, order or decree known to us and applicable to the Company of any court, governmental authority or arbitrator.

To our knowledge, no consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the issue and sale of the Securities pursuant to the Transaction Documents, except such as have been obtained or made and such as may be required under the federal securities laws, the Blue Sky laws of the various states, or, with respect to the requirement of the Company to receive the requisite approval of its shareholders to issue shares of Common Stock to the Investors upon exercise of the Warrants, the applicable requirements of the Nasdaq Stock Market.

Assuming the representations made by the Investors and the Company set forth in the Transaction Documents and the exhibits thereto are true and correct, and subject to the compliance by RBC Capital Markets with applicable securities laws and regulations (including, without limitation, the requirements of Regulation D under the Securities Act), the offer, sale, issuance and delivery of the Securities to the Investors, in the manner contemplated by the Transaction Documents, is exempt from the registration requirements of the Securities Act.

We know of no pending or overtly threatened lawsuit or claim against the Company which is required to be described in the reports filed by the Company with the Securities and Exchange Commission under the Exchange Act and applicable rules and regulations thereunder that is not so described as required.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinion in paragraph 2 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting creditors’ rights, including (without limitation) applicable fraudulent transfer laws.

(b) Our opinion in paragraph 2 above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

(c) We express no opinion as to the enforceability of provisions of the Transaction Documents to the extent they contain:

(i) waivers by the Company of any statutory or constitutional rights or remedies,

(ii) obligations of the Company to pay any default interest rate or other form of liquidated damages, to the extent that the payment of such interest rate or damages is construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered by the party to which such amounts are paid as a result of such default or termination or is otherwise not qualified as liquidated damages,

(iii) terms purporting to establish evidentiary standards, or

(iv) terms to the effect that provisions in the Transaction Documents may not be waived or modified except in writing, which may not be enforceable under certain circumstances.

(d) Our opinion in paragraph 2 above, insofar as it relates to indemnification provisions, is subject to laws and judicial decisions rendering unenforceable indemnification contrary to federal and state securities laws and the public policies underlying such laws, and laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action involves negligence, recklessness, willful misconduct or unlawful conduct.

(e) We express no opinion as to the validity, binding effect or enforceability of any provision of the Transaction Documents related to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of Minnesota or the State of New York.

(f) Minnesota Statutes § 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any such corporation seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

Our opinions expressed above are limited to the laws of the States of Minnesota and New York and the federal laws of the United States of America.

The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by any other person without our prior written consent.

Very truly yours,

TCC/TSH

SCHEDULE A

Investors

Alta Partners VIII, L.P.